Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Hartford Schroders Private Opportunities Fund of our report dated May 18, 2023, relating to the financial statements of Hartford Schroders Private Opportunities Fund, which appears in this registration statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

July 20, 2023